EXHIBIT 12(a)

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                                   Nine Months
                                                                                         Ended
                                               Year Ended December 31,           September 30,
                                  ------------------------------------------------------------
                                     1995      1996      1997       1998       1999       2000
                                  ------------------------------------------------------------
Earnings:
 1. Income (loss) before
     income taxes                 $   469   $ 1,131   $ 1,239    $   (77)   $(1,415)   $   709
 2. Add: Fixed charges
          excluding
          capitalized
          interest
          (Line 10)                 5,138     5,483     5,959      6,954      3,654      2,300
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates                 28        30      (117)        15         75         39
                                  ------------------------------------------------------------
 4. Earnings including
     interest on deposits           5,579     6,584     7,315      6,862      2,164      2,970
 5. Less: Interest on
           deposits                 1,360     1,355     2,076      2,195      1,424        793
                                  ------------------------------------------------------------
 6. Earnings excluding
     interest on deposits         $ 4,219   $ 5,229   $ 5,239    $ 4,667    $   740    $ 2,177
                                  ============================================================

Fixed Charges:
 7. Interest Expense              $ 5,105   $ 5,451   $ 5,926    $ 6,919    $ 3,612    $ 2,271
 8. Estimated interest
     component of net
     rental expense                    33        32        33         35         42         29
 9. Amortization of debt
     issuance expense                  --        --        --         --         --         --
                                  ------------------------------------------------------------
10. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest           5,138     5,483     5,959      6,954      3,654      2,300
11. Add: Capitalized
          interest                     --        --        --         --         --         --
                                  ------------------------------------------------------------
12. Total fixed charges             5,138     5,483     5,959      6,954      3,654      2,300
13. Less: Interest on
           deposits
           (Line 5)                 1,360     1,355     2,076      2,195      1,424        793
                                  ------------------------------------------------------------
14. Fixed charges excluding
     interest on deposits         $ 3,778   $ 4,128   $ 3,883    $ 4,759    $ 2,230    $ 1,507
                                  ============================================================

Consolidated Ratios of Earnings
 to Fixed Charges:
  Including interest on
   deposits
   (Line 4/Line 12)                  1.09      1.20      1.23        .99        N/A       1.29
                                  ============================================================

  Excluding interest on
   deposits
   (Line 6/Line 14)                  1.12      1.27      1.35        .98        N/A       1.44
                                  ============================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $1,490 million and $92 million, respectively, as a result of a net loss recorded during the period. N/A - Not Applicable.